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                                                                   EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



The undersigned hereby consents to the inclusion as an exhibit to this Annual Report on Form 10-K for the year ended February 1, 1997 of our report dated February 28, 1997, on our audits of the statements of net assets available for benefits of the United Retail Group Retirement Savings Plan (the "Plan") as of December 31, 1996 and 1995, and the related statements of changes in net assets available for benefits for each of the three years in the period ended December 31, 1996.

The undersigned also hereby consents to the incorporation of such report by reference in the Registration Statement on Form S-8 of United Retail Group, Inc. (The "Company") with respect to the Plan and its investment in shares of common stock of the Company.



                                                  /s/ Ary, Earman, and Roepcke

                                                  ARY, EARMAN AND ROEPCKE


Columbus, Ohio
April 8, 1997